Exhibit 99.1

Asure Announces Second Quarter 2023 Results

Reports Second Quarter Revenues of $30.4 Million, Up 50% from Prior Year

Raises 2023 Financial Targets and Guidance

AUSTIN, TX – August 7, 2023 – Asure Software, Inc. (“we”, “us”, “our”, “Asure” or the “Company”) (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (“HCM”) software solutions, reported results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

•Revenue of $30.4 million, up 50% from prior-year second quarter
•Recurring revenue of $23.0 million, up 21% from prior-year second quarter
•Net loss of $3.8 million, a $2.1 million improvement from prior-year second quarter
•EBITDA(1) of $3.3 million, up $3.4 million from prior-year second quarter
•Adjusted EBITDA(1) of $6.1 million, up $5.5 million from prior-year second quarter
•Gross profit of $22.0 million, up 80% from prior-year second quarter
•Non-GAAP(1) gross profit of $23.4 million (margin of 77%) versus $13.4 million and 66% in prior-year second quarter

First Half 2023 Financial Highlights

•Revenue of $63.5 million, up 42% from prior-year first half
•Recurring revenue of $50.9 million, up 21% from prior-year first half
•Net loss of $3.4 million, a $5.5 million improvement from prior-year first half
•EBITDA(1) of $10.2 million, up $7.7 million from prior-year first half
•Adjusted EBITDA(1) of $14.3 million, up $10.3 million from prior-year first half
•Gross profit of $46.4 million, up 67% from prior-year first half
•Non-GAAP(1) gross profit of $49.1 million (margin of 77%) versus $30.1 million and 67% in prior-year first half

Recent Business Highlights

•Announced a new 401k product bundled with Secure Act 2.0 tax credits. Asure will white-label Vestwell’s 401k platform and process the associated tax credits on behalf of its clients. The combined offering will help small businesses compete for talent with larger firms, comply with an increasing number of state mandates requiring employers to provide retirement benefits, and maximize tax credits leading to increased use of Asure’s payroll, retirement, and HR Compliance services.
•Partnered with Amazon Web Services’ (“AWS”) Application Modernization Lab, an exclusive group comprised of 10 – 12 of AWS’ most innovative customers, to enhance its HCM SaaS (“Software as a Service”) offerings with advancements like cloud optimization to deliver premium agility and speed to market. Modernization will include advancements in cloud optimization and artificial intelligence (“AI”) that deliver enhanced performance, scalability and security to our HCM solutions.
•Released impact study of human resources (“HR”) best practices for small businesses in 2023 our new ‘HR Benchmark Survey and Report.’ This report summarizes survey results from over 2,000 businesses and serves as a playbook on how to apply best practices across eight areas of HR. The findings demonstrate that attracting, developing, and retaining talent mark the most significant difference between “down year” and “fast growth” companies.
•Added to the Russell 3000 Index as part of the annual reconstitution of the Russell indexes in June. Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies.

(1)These financial measures are not calculated in accordance with GAAP and are defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

1

Management Commentary

“We delivered a historic performance for our Company in the second quarter with 50% organic growth in revenues and robust gains in operating margins, both of which are the primary result of technology enhancements and targeted sales efforts in our small business HCM and Enterprise Tax businesses,” said Asure Chairman and CEO Pat Goepel. “We are building on our strong momentum by advancing our technology through leading partnerships and integrating artificial intelligence to enhance our solutions. Technological evolution and regulatory change present tremendous opportunities for small businesses to grow and improve their operations, and Asure is committed to capturing these benefits for them.

“Our continued investments in product development are enabling our small business customers to better leverage our expertise while our enterprise clients access new tools to move money and manage increasingly complex tax laws more effectively. With further adoption of these capabilities, we are driving success in our HR compliance and Asure Marketplace™ offerings. In May, we released a new HR Benchmark Survey and Report that lays out best practices for small businesses, which we believe provides a clear roadmap for growth that our customers can leverage as they look to expand their operations. Going forward, we will continue to provide innovative HCM solutions that help small businesses thrive, HCM providers grow their base, and large enterprises streamline tax compliance.”

Asure Increases 2023 Guidance Ranges; Introduces Third Quarter 2023 Guidance

The Company is providing the following guidance for the third quarter and full year 2023 based on first half results and recent business trends. This guidance is offered with the knowledge that there is a high level of economic uncertainty in 2023 due to recent inflationary trends and the potential for a recession of unknown severity.

Updated Guidance for 2023

Guidance Range	FY-2023	Q3-2023
Revenue	$118.0M - 120.0M	$26.0M - 27.0M
Adjusted EBITDA(1)	19% - 20%	$3.5M - 4.5M

Previous Guidance for 2023

Guidance Range	FY-2023
Revenue	$111.0M - 113.0M
Adjusted EBITDA(1)	17% - 18%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures are to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosures with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2023 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 5 of this press release.

(1)This financial measure is not calculated in accordance with GAAP and is defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

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Conference Call Details

Asure management will host a conference call Monday, August 7, 2023 at 3:30 pm Central (at 4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing 877-407-9219 or 201-689-8852.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of Human Capital Management (“HCM”) software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named AsureHCM™, includes cloud-based Payroll, Tax Services, and Time & Attendance software and Asure Marketplace as well as human resources (“HR”) services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Non-GAAP and Adjusted Financial Measures

This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Condensed Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

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Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains forward-looking statements about our financial results, which may include expected or projected U.S GAAP and non-U.S. GAAP financial and other operating and non-operating results, including, by way of example, revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, bookings, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding and the provision of 2023 financial guidance. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with breaches of the Company’s security measures; risks associated with the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment; interruptions to supply chains and extended shut down of businesses; political unrest, including the current issues between Russia and Ukraine; reductions in employment and an increase in business failures, specifically among our clients; the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; possible fluctuations in the Company’s financial and operating results; the expiration of major revenue streams such as Earned Retention Tax Credits; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs; privacy concerns and laws and other regulations may limit the effectiveness of our applications; factors affecting the Company’s term loan; domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; technological developments; the nature of the Company’s business model; interest rates; competition; various financial aspects of the Company’s subscription model; impairment of intangible assets; restrictive debt covenants; interruptions or delays in the Company’s services or the Company’s Web hosting; access to additional capital; the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; volatility and weakness in bank and capital markets; factors affecting the Company’s deferred tax assets and ability to value and utilize them; volatility and low trading volume of our common stock; collection of receivables; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2023.

The forward-looking statements, including the financial guidance and 2023 outlook, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based.

© 2023 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,613	$17,010
Accounts receivable, net	16,629	12,123
Inventory	134	251
Prepaid expenses and other current assets	3,960	10,304
Total current assets before funds held for clients	42,336	39,688
Funds held for clients	186,517	203,588
Total current assets	228,853	243,276
Property and equipment, net	12,588	11,439
Goodwill	86,011	86,011
Intangible assets, net	60,635	66,594
Operating lease assets, net	5,898	7,065
Other assets, net	7,033	5,523
Total assets	$401,018	$419,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$6,557	$4,106
Accounts payable	1,365	2,194
Accrued compensation and benefits	4,826	5,791
Operating lease liabilities, current	1,525	1,860
Other accrued liabilities	6,542	3,728
Contingent purchase consideration	2,299	2,955
Deferred revenue	3,293	8,461
Total current liabilities before client fund obligations	26,407	29,095
Client fund obligations	188,863	206,088
Total current liabilities	215,270	235,183
Long-term liabilities:
Deferred revenue	1,334	788
Deferred tax liability	1,589	1,503
Notes payable, net of current portion	30,226	30,795
Operating lease liabilities, noncurrent	5,631	6,459
Other liabilities	154	114
Total long-term liabilities	38,934	39,659
Total liabilities	254,204	274,842
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	211	206
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	438,767	433,586
Accumulated deficit	(284,652)	(281,226)
Accumulated other comprehensive income	(2,495)	(2,483)
Total stockholders’ equity	146,814	145,066
Total liabilities and stockholders’ equity	$401,018	$419,908

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Recurring	$22,960	$19,014	$50,916	$42,018
Professional services, hardware and other	7,460	1,286	12,568	2,615
Total revenue	30,420	20,300	63,484	44,633
Cost of Sales	8,402	8,039	17,066	16,908
Gross profit	22,018	12,261	46,418	27,725
Operating expenses:
Sales and marketing	8,515	4,589	15,715	9,486
General and administrative	10,336	8,696	20,292	16,181
Research and development	1,325	1,472	3,304	3,293
Amortization of intangible assets	3,294	3,352	6,596	6,784
Total operating expenses	23,470	18,109	45,907	35,744
(Loss) Income from operations	(1,452)	(5,848)	511	(8,019)
Interest expense, net	(1,593)	(1,085)	(3,538)	(1,901)
Other (expense) income, net	(93)	1,147	(9)	1,147
Loss from operations before income taxes	(3,138)	(5,786)	(3,036)	(8,773)
Income tax expense	627	74	390	104
Net loss	(3,765)	(5,860)	(3,426)	(8,877)
Other comprehensive loss:
Unrealized loss on marketable securities	(493)	(496)	(12)	(1,559)
Comprehensive loss	$(4,258)	$(6,356)	$(3,438)	$(10,436)

Basic and diluted earnings (loss) per share
Basic	$(0.18)	$(0.29)	$(0.17)	$(0.44)
Diluted	$(0.18)	$(0.29)	$(0.17)	$(0.44)

Weighted average basic and diluted shares
Basic	20,651	20,106	20,500	20,067
Diluted	20,651	20,106	20,500	20,067

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2023	2022
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(3,426)	$(8,877)
Adjustments to reconcile income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	9,675	9,363
Amortization of operating lease assets	775	868
Amortization of debt financing costs and discount	355	345
Non-cash interest expense	1,431	—
Net amortization of premiums and accretion of discounts on available-for-sale securities	(31)	205
Provision for doubtful accounts	1,873	198
(Recovery of) provision for deferred income taxes	86	75
Gain on extinguishment of debt	—	(180)
Net realized gains on sales of available-for-sale securities	(1,024)	(406)
Share-based compensation	2,919	1,544
Loss (gain) on disposals of fixed assets	92	1
Change in fair value of contingent purchase consideration	(69)	(955)
Changes in operating assets and liabilities:
Accounts receivable	(6,379)	(627)
Inventory	118	(51)
Prepaid expenses and other assets	4,520	3,890
Operating lease right-of-use assets	189	(997)
Accounts payable	(830)	280
Accrued expenses and other long-term obligations	928	2,099
Operating lease liabilities	(485)	85
Deferred revenue	(4,621)	621
Net cash provided by operating activities	6,096	7,481
Cash flows from investing activities:
Acquisition of intangible asset	—	(2,039)
Purchases of property and equipment	(1,020)	(306)
Software capitalization costs	(3,301)	(1,805)
Purchases of available-for-sale securities	(18,885)	(19,870)
Proceeds from sales and maturities of available-for-sale securities	5,940	2,450
Net cash used in investing activities	(17,266)	(21,570)
Cash flows from financing activities:
Payments of notes payable	(643)	—
Net proceeds from issuance of common stock	2,266	192
Net change in client fund obligations	(17,225)	(32,716)
Net cash provided by in financing activities	(15,602)	(32,524)
Net increase in cash and cash equivalents	(26,772)	(46,613)
Cash and cash equivalents at beginning of period	164,042	198,743
Cash and cash equivalents at end of period	$137,270	$152,130

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Six Months Ended June 30,
	2023	2022
	(unaudited)	(unaudited)
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$21,613	$14,594
Restricted cash and restricted cash equivalents included in funds held for clients	115,657	137,536
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$137,270	$152,130

Supplemental information:
Cash paid for interest	$2,119	$1,435
Cash paid for income taxes	$466	$175

Non-cash investing and financing activities:
Notes payable issued for acquisitions	$—	$411

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q2-23	Q1-23	Q4-22	Q3-22	Q2-22	Q1-22	Q4-21	Q3-21
Revenue(1)	$30,420	$33,064	$29,292	$21,903	$20,300	$24,333	$21,113	$17,981

Gross Profit to non-GAAP Gross Profit
Gross Profit	$22,018	$24,400	$21,139	$13,647	$12,261	$15,464	$13,259	$10,868
Gross Margin	72.4%	73.8%	72.2%	62.3%	60.4%	63.6%	62.8%	60.4%

Share-based Compensation	46	31	34	38	35	36	46	45
Depreciation	1,309	1,009	871	860	815	857	685	710
Amortization - intangibles	50	268	298	296	296	296	354	379
One-time expenses
Settlements, penalties & interest	—	4	3	38	—	1	—	2
Non-GAAP Gross Profit	$23,423	$25,712	$22,345	$14,879	$13,407	$16,654	$14,344	$12,004
Non-GAAP Gross Margin	77.0%	77.8%	76.3%	67.9%	66.0%	68.4%	67.9%	66.8%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$8,515	$7,200	$6,022	$4,752	$4,589	$4,897	$4,318	$3,897

Share-based Compensation	149	124	93	90	64	64	268	220
One-time expenses
Settlements, penalties & interest	4	11	—	—	14	—	—	—
Other non-recurring expenses	180	—	—	—	—	—	—	—
Non-GAAP Sales and Marketing Expense	$8,182	$7,065	$5,929	$4,662	$4,511	$4,833	$4,050	$3,677

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$10,336	$9,956	$9,720	$8,023	$8,696	$7,485	$7,396	$7,005

Share-based Compensation	1,298	1,142	641	590	615	575	468	484
Depreciation	234	210	168	149	154	170	161	159
One-time expenses
Settlements, penalties & interest	432	102	34	15	283	59	93	369
Acquisition and transaction costs	—	—	—	—	638	—	34	151
Other non-recurring expenses	453	—	—	—	58	49	63	75
Non-GAAP General and Administrative Expense	$7,919	$8,502	$8,877	$7,269	$6,948	$6,632	$6,577	$5,767

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$1,325	$1,979	$1,627	$1,230	$1,472	$1,821	$1,438	$1,505

Share-based Compensation	89	40	70	80	100	54	39	35
Depreciation	—	—	—	—	—	—	—	3
One-time expenses
Settlements, penalties & interest	—	—	25	3	—	—	—	—
Non-GAAP Research and Development Expense	$1,236	$1,939	$1,532	$1,147	$1,372	$1,767	$1,399	$1,467

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q2-23	Q1-23	Q4-22	Q3-22	Q2-22	Q1-22	Q4-21	Q3-21
Revenue(1)	$30,420	$33,064	$29,292	$21,903	$20,300	$24,333	$21,113	$17,981

GAAP Net (Loss) Income to Adjusted EBITDA
GAAP Net (Loss) Income	$(3,765)	$339	$(1,056)	$(4,533)	$(5,860)	$(3,017)	$(4,301)	$5,328

Interest expense, net	1,593	1,944	1,429	1,122	1,068	816	1,061	530
Income taxes	627	(237)	(94)	102	74	30	139	260
Depreciation	1,542	1,219	1,039	1,009	969	1,027	846	872
Amortization - intangibles	3,343	3,570	3,648	3,646	3,649	3,729	3,711	2,912
EBITDA	$3,340	$6,835	$4,966	$1,346	$(100)	$2,585	$1,456	$9,902
EBITDA Margin	11.0%	20.7%	17.0%	6.1%	(0.5)%	10.6%	6.9%	55.1%

Share-based Compensation	1,582	1,337	838	798	814	729	821	784
One Time Expenses
Settlements, penalties & interest	436	117	62	56	297	60	93	371
Acquisition and transaction costs	—	—	—	—	638	—	34	151
Other non-recurring expenses	633	—	—	—	58	49	63	75
Other (income) expense, net	93	(83)	139	(399)	(1,130)	—	(150)	(10,191)
Adjusted EBITDA	$6,084	$8,206	$6,005	$1,801	$577	$3,423	$2,317	$1,092
Adjusted EBITDA Margin	20.0%	24.8%	20.5%	8.2%	2.8%	14.1%	11.0%	6.1%

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

Investor Relations Contact
Randal Rudniski
Vice President, Financial Planning & Analysis and Investor Relations
512-859-3562
randal.rudniski@asuresoftware.com